   As filed with the Securities and Exchange Commission on November 19, 1999
                                          Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                CYBERONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                 76-0236465
         (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)


                       16511 SPACE CENTER BLVD., SUITE 600
                              HOUSTON, TEXAS 77058
   (ADDRESS , INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

                               PAMELA B. WESTBROOK
                                CYBERONICS, INC.
                       16511 SPACE CENTER BLVD., SUITE 600
                              HOUSTON, TEXAS 77058
                                 (281) 228-7200
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             KENNETH M. SIEGEL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                  AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
         TITLE OF SECURITIES TO                   TO BE               OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
             BE REGISTERED                     REGISTERED(1             PER SHARE (2)            PRICE (2)               FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under Amended and
Restated 1996
Stock Option Plan, par value $0.01....           500,000                 $16.47               $8,235,000.00          $2,289.33
===================================================================================================================================

(1) The shares to be registered under this Registration Statement represent additional shares authorized to be issued under the Amended and Restated 1996 Stock Option Plan (the "Plan"). An aggregate of 3,250,000 shares were previously registered on Registrant's Registration Statements on Form S-8 (SEC File No. 333-19785, SEC File No. 333-33725, SEC File No. 333-66687 and SEC File No.
333-77361) filed with the Securities and Exchange Commission on January 15, 1997, August 15, 1997, November 3, 1998 and April 29, 1999, respectively.

(2) Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to 31,565 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighed average exercise price of $13.19 per share pursuant to Rule 457(h) under the Securities Act. With respect to 468,435 shares of Common Stock available for future grant under the Plan, the estimated proposed maximum offering price per share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the ask and bid price reported in the Nasdaq National Market on November 17, 1999, which average was $16.69. The proposed maximum offering price per share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the Registrant's Common Stock, par value $0.01 per share, (the "Common Stock") to be issued pursuant to the Registrant's Amended and Restated 1996 Stock Option Plan (the "Plan"). The Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") relating to the Plan (SEC File No. 333-19785, SEC File No. 333-33725, SEC File No. 333-66687 and SEC File No. 333-77361) are incorporated herein by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the
Commission:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

         2. The description of Registrant's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-A, as declared effective by the Commission on February 10, 1993, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and, any amendment or report filed for the purpose of updating such description.

         All documents, reports and definitive proxy or information statements subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities

(including reimbursement for expenses incurred) arising under the Securities Act. The Registrant has included in the Certificate of Incorporation a provision that to the fullest extent permitted by Delaware law, the Registrant's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. In addition, the Registrant's Bylaws provide that the Registrant is required to indemnify its officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that the Registrant is required to advance expenses to its officers and directors as incurred. Further, the Registrant has entered into indemnification agreements with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

            EXHIBIT
            NUMBER             EXHIBIT
            -------            -------

              4.1         Cyberonics, Inc. Amended and Restated 1996 Stock
                          Option Plan.

              5.1         Opinion of Wilson Sonsini Goodrich & Rosati,
                          Professional Corporation.

              23.1        Consent of Arthur Andersen LLP, Independent Public
                          Accountants.

              23.2        Consent of Counsel (included in Exhibit 5.1).

              24.1        Power of Attorney (see page II-5).

ITEM 9. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cyberonics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 19th day of November, 1999.

                                  CYBERONICS, INC.

                                  By:      /s/ Robert Cummins
                                     -------------------------------------------
                                           Robert P. Cummins
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Reese
S. Terry, Jr. and Pamela B. Westbrook his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      TITLE                                   DATE
                ---------                                      -----                                   -----
         /s/ Reese S. Terry, Jr.           Chairman of the Board and Executive Vice President
         ----------------------------
           Reese S. Terry, Jr.                                                                      November 19, 1999

          /s/ Robert Cummins               President, Chief Executive Officer and Director
         ----------------------------      (Principal Executive Officer)                            November 19, 1999
            Robert P. Cummins

         /s/ Pamela B. Westbrook           Vice President, Finance and Administration and
         ----------------------------      Chief Financial Officer (Principal Financial and         November 19, 1999
           Pamela B. Westbrook             Accounting Officer)


          /s/ Stanley H. Appel             Director                                                 November 19, 1999
         ----------------------------
            Stanley H. Appel

          /s/ Tony Coelho                  Director                                                 November 19, 1999
         ----------------------------
            Anthony L. Coelho

          /s/ Thomas A. Duerden            Director                                                 November 19, 1999
         ----------------------------
            Thomas A. Duerden

         /s/ Michael J. Straus             Director                                                 November 19, 1999
         ----------------------------
           Michael J. Strauss

          /s/ Alan J. Olsen                Director                                                 November 19, 1999
         ----------------------------
              Alan J. Olsen

                                INDEX TO EXHIBITS


      EXHIBIT
      NUMBER                  EXHIBIT
      -------                 -------
       4.1     Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan.

       5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

      23.1     Consent of Arthur Andersen LLP, Independent Public Accountants.

      23.2     Consent of Counsel (included in Exhibit 5.1).

      24.1     Power of Attorney (see page II-5).

                                      II-6